Exhibit 10.14

AMENDMENT NO. 2

TO THE

THIRD AMENDED AND RESTATED CREDIT AGREEMENT

DATED MAY 7, 2004

This Amendment No. 2 to Third Amended and Restated Credit Agreement (this “Amendment”) is dated as of March 28, 2006, by and among McGRATH RENTCORP, a California corporation (the “Borrower”), the banks listed on the signature pages hereof (individually a “Bank” and collectively “Banks”), and UNION BANK OF CALIFORNIA, N.A., as agent (the “Agent”) for the Banks.

Recitals

A. Agent, Banks and Borrower are parties to a Third Amended and Restated Loan Agreement dated as of May 7, 2004, as amended by that certain Amendment No. 1 thereto dated as of July 11, 2005 (as further amended, modified and supplemented from time to time, the “Credit Agreement”).

B. Borrower wishes to obtain the release of one of its Active Subsidiaries, TRS-RenTelco Inc., a company organized under the laws of British Columbia, Canada (“TRS”), from the Continuing Guaranty given by TRS. Banks are willing to so release TRS from its Continuing Guaranty and to terminate such Continuing Guaranty on and subject to the terms and conditions set forth in this Amendment.

C. Each capitalized term used but not otherwise defined herein shall have the meaning ascribed thereto in the Credit Agreement.

NOW, THEREFORE, the parties hereto hereby agree as follows:

Article I

Amendments to Credit Agreement

This Amendment shall be deemed to be an amendment to the Credit Agreement and shall not be construed in any way as a replacement or substitution therefor. All of the terms and conditions of, and terms defined in, this Amendment are hereby incorporated by reference into the Credit Agreement as if such terms and provisions were set forth in full therein.

1.1 Each Bank hereby releases, and consents to each other Bank release of, TRS from the Continuing Guaranty previously executed and delivered by TRS to Agent for the benefit of the Banks.

1.2 In consideration of the foregoing release and termination, Borrower agrees to furnish to Agent and each Bank, as part of its annual financial reporting under Sections 7.3(b) and 7.3(d) of the Credit Agreement commencing with the reports due within 90 days after December 31, 2005, a certificate listing all of its Active Subsidiaries, and on a non-consolidated basis for each such Active Subsidiary, its assets as of the end of the annual financial reporting period, and its revenues for such annual period, all as part of the Compliance Certificate required to be delivered under Section 7.3(d). To that end, the form of Compliance Certificate referenced in Section 7.3(c) of the Credit Agreement and attached thereto as Exhibit A is hereby replaced in its entirety with the form of Compliance Certificate attached to this Amendment as Exhibit “A”.

1.3 Notwithstanding the release of TRS from its Continuing Guaranty, TRS shall continue to be considered an Active Subsidiary for all other purposes of the Credit Agreement, including without limitation, the provisions of Articles 7, 8 and 9 thereof, so long as it continues to meet the definition of an Active Subsidiary.

ARTICLE II

Conditions to Effectiveness

of Amendment

2.1 The effectiveness of this Amendment is subject to the fulfillment to the satisfaction of Agent, in its sole discretion, of the following conditions precedent:

(a) Enviroplex, Inc. and Mobile Modular Management Corporation shall have executed and delivered to Agent and to each Bank an original counterpart of an amendment to and ratification of their Continuing Guaranties notwithstanding the release of TRS from its Continuing Guaranty pursuant to this Amendment, in form and substance satisfactory to each Bank.

(b) Borrower shall have reimbursed Agent its costs and expenses, including attorneys’ fees and costs, incurred in connection with the negotiation, preparation and closing of this Amendment.

(c) Agent shall have received appropriate authorization documents, including corporate resolutions and certificates of incumbency, confirming to Agent’s satisfaction that all necessary corporate and organizational actions have been taken to authorize Borrower to enter into this Amendment, and to authorize Enviroplex, Inc. and Mobile Modular Management Corporation to ratify their Continuing Guaranties.

(d) Agent shall have received such other documents, instruments or agreements as Agent may require to effectuate the intents and purposes of this Amendment.

Article III

Representations and Warranties

Borrower hereby represents and warrants to Agent and each Bank that:

3.1 After giving effect to the amendment of the Credit Agreement pursuant to this Amendment and the consummation of the transactions contemplated hereby (i) each of the representations and warranties set forth in Article 6 of the Credit Agreement is true and correct in all respects as if made on the date hereof (with references to the Credit Agreement being deemed to include this Amendment), and (ii) there exists no Default or Event of Default under the Credit Agreement after giving effect to this Amendment.

3.2 Borrower has full corporate power and authority to execute and deliver this Amendment, and to perform the obligations of its part to be performed thereunder and under the Credit Agreement as amended hereby. Borrower has taken all necessary action, corporate or otherwise, to authorize the execution and delivery of this Amendment. No consent or approval of any person, no consent or approval of any landlord or mortgagee, no waiver of any lien or similar right and no consent, license, approval or authorization of any governmental authority or agency is or will be required in connection with the execution or delivery by Borrower of this Amendment or the performance by Borrower of the Credit Agreement as amended hereby.

3.3 This Amendment and the Credit Agreement as amended hereby are the legal, valid and binding obligations of Borrower, enforceable against Borrower in accordance with their respective terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization or similar laws affecting creditors’ rights generally.

Article IV

Miscellaneous

4.1 The Credit Agreement, the other Loan Documents and all agreements, instruments and documents executed and delivered in connection with any of the foregoing shall each be deemed to be amended hereby to the extent necessary, if any, to give effect to the provisions of this Amendment. Except as so amended hereby, the Credit Agreement and the other Loan Documents shall remain in full force and effect in accordance with their respective terms.

4.2 Borrower agrees to pay Agent on demand reasonable fees and costs of attorneys incurred by Agent in connection with the preparation, negotiation and execution of this Amendment and any document required to be furnished hereunder.

4.3 This Amendment may be executed in any number of counterparts and by different parties on separate counterparts, including counterparts transmitted by facsimile or other electronic means, each of which, when executed and delivered, shall be deemed to be an original, and all of which, when taken together, shall constitute but one and the same instrument and agreement.

[signature pages follow]

[Signature Page to Amendment No. 2 to Third Amended and Restated Credit Agreement]

IN WITNESS WHEREOF, Borrower, Banks and Agent have executed this Amendment as of the date set forth in the preamble hereto.

BORROWER:

McGRATH RENTCORP

By:
Keith Pratt
Title:	Vice President and Chief Financial Officer

Notice Address:
5700 Las Positas Road
Livermore, California 94550
Attention: Mr. Keith Pratt, Chief Financial Officer
Fax: 925-453-3200

BANKS:

UNION BANK OF CALIFORNIA, N.A.,

individually and as Agent

By:
Henry G. Montgomery
	Title:	Vice President

Notice Address:
East Bay Commercial Banking Group
Two Walnut Creek Center
200 Pringle Avenue, Suite 260
Walnut Creek, CA 94596-3570
Attention: Mr. Buddy Montgomery
Fax No.: (925) 947-2424

U.S. BANK NATIONAL ASSOCIATION

By:
Name:
Title:

Notice Address:
1331 N. California Boulevard, Suite 350
Walnut Creek, CA 94596
Attention: Scott T. Smith, V.P.
Fax No.: (925) 945-6919

BANK OF AMERICA, N.A.

By:
Name:
Title:

Notice Address:
315 Montgomery Street, 13th Floor
San Francisco, CA 94104
Attention: Ronald Drobny, Senior V.P.
Fax No.: (415) 622-1878

[Signature Page to Amendment No. 2 to Third Amended and Restated Credit Agreement]

COMERICA BANK

By:
Name:
Title:

Notice Address:
1331 N. California Boulevard, Suite 400
Walnut Creek, CA 94596
Attention: Mark Hillhouse, V.P.
Fax No.: (925) 941-1999

WELLS FARGO BANK, N.A.

By:
Name:
Title:

Notice Address:
1200 Concord Avenue
Concord, CA 94520
Attention: Martha L. Woods, V.P.
Fax No.: (925) 682-7347

EXHIBIT “A”

TO

AMENDMENT NO. 2 TO THIRD AMENDED AND

RESTATED CREDIT AGREEMENT

RESTATED FORM OF

COMPLIANCE CERTIFICATE

This Compliance Certificate is furnished pursuant to Section 7.3(d) of that certain Third Amended and Restated Credit Agreement dated as of May 7, 2004, among the Borrower, certain Banks parties thereto and Union Bank of California, N.A., as Agent for the Banks, as from time to time modified, supplemented or amended (the “Agreement”). Unless otherwise defined, all capitalized terms used in this Compliance Certificate have the respective meanings ascribed to them in the Agreement.

Borrower hereby represents and warrants as follows:

1. I am familiar with the Agreement and the business and operations of Borrower.

2. Except as otherwise specifically indicated, the information contained in this Certificate is true and accurate on and as of                         ,          (the “Certification Date”).

3. As of the Certification Date and at all times during the quarter ending on the Certification Date, Borrower has performed all obligations to be performed by it under (a) the Agreement, (b) any instrument or agreement to which Borrower is a party or under which Borrower is obligated, and (c) any judgment, decree, or order of any court or governmental authority binding on Borrower. No Default or Event of Default has occurred, whether or not the same was cured, during such quarter.

4. As of the Certification Date, the information set forth below is true, accurate and complete:

(a)	Section 7.11(a): Tangible Net Worth

Tangible Net Worth	$

Minimum Tangible Net Worth calculation:

Base amount		$127,500,000

Plus: Fifty percent of Net Income (without reduction for Net Loss) after December 31, 2003	$

Plus: 90% of the gross proceeds from stock issuance (excluding the first $2,000,000 of proceeds from the exercise of stock options after December 31, 2003)	$

Minimum Tangible Net Worth Total	$

(b)	Section 7.11(b): Funded Debt to EBITDA

This calculation is also used for Determination of

Applicable Margin (Section 2.3.2) and Commitment

Fee Percentage (Section 3.7)

Funded Debt (A)	$

EBITDA (B)	$

Ratio of A to B

Maximum permitted: 2:25 to 1:00

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(c)	Section 7.11(c): Fixed Charge Coverage Ratio

1.	EBITDA (A)	$

2.	Interest expense for the 4 fiscal quarter periods immediately ending on the date hereof	$

3.	Borrower’s current portion of long term debt (as determined in accordance with GAAP)	$

4.	Cash dividends paid for the 4 fiscal quarter periods immediately ending on the date hereof	$

5.	Cash taxes paid for the 4 fiscal quarter periods immediately ending on the date hereof	$

6.	Sum of 2 through 5 (B)	$

Ratio of A to B

Minimum required from Effective Date through December 31, 2004: 1.50 to 1

Minimum required from January 1, 2005 to December 31, 2005: 1.75 to 1

Minimum required from and after January 1, 2006: 2.00 to 1

(d)	Active Subsidiaries:

1.	As of December 31, 200_ and as of the date of this Compliance Certificate, Borrower has no Active Subsidiaries except the following:

•	Enviroplex, Inc., a California corporation,

•	Mobile Modular Management Corporation, a California corporation

•	TRS-RenTelco Inc., a company organized under the laws of British Columbia, Canada

2.	For each Active Subsidiary listed in item (d)1. above (with the exception of Mobile Modular Management Corporation), all assets that would be reflected on a balance sheet of such Active Subsidiary as of December 31, 200_, in accordance with GAAP if not consolidated with the assets of Borrower, and all revenues of such Active Subsidiary for the annual financial reporting period ended December 31, 200_, as determined in accordance with GAAP if not consolidated with the revenues of Borrower, are as shown on the attached Schedule 4(d). (Financial information for Mobile Modular Management Corporation is included in Borrower’s filings on Form 10K with the Securities and Exchange Commission; so long as such financial information for Mobile Modular Management Corporation is included in the most recent 10K filing, it will not be separately reported on Schedule 4(d).)

Executed this day of , .

By:
Name:
Title:

2

Schedule 4(d)

to

Annual

Compliance Certificate

[Borrower to attach or list assets of Active Subsidiaries as of FYE, and revenues of Active Subsidiaries for same FY]

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